EXHIBIT 5.1

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                           350 East Las Olas Boulevard
                                   16th Floor
                         Fort Lauderdale, Florida 33301

April 26, 2002

nStor Technologies, Inc.
100 Century Boulevard
West Palm Beach, Florida 33417

              Re:   Registration Statement on Form S-8

Gentlemen:

        You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement") relating to the registration of an aggregate of 5,000,000 shares (the "Shares") of the common stock, $.05 par value per share, of nStor Technologies, Inc. (the "Company") which may be issued by the Company pursuant to the nStor Technologies, Inc. 2001 Stock Option Plan (the "Plan").

        In rendering our opinion, we have reviewed, considered and relied upon copies of (i) the Restated Certificate of Incorporation, as amended and Bylaws of the Company, (ii) the Plan and (iii) such other documents, instruments, records and certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. In our examination of the aforesaid documents, we have assumed without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

        Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, assuming the Shares are issued in accordance with the terms and conditions of the Plan, will be, when issued against the exercise price therefore and assuming no change in the applicable law or pertinent facts, validly issued, fully paid and non-assessable.

        We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            Akerman, Senterfitt & Eidson, P.A.

                                        /s/ Akerman, Senterfitt & Eidson, P.A.